UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024

KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-01665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Joys Lane Kingston, New York	12401
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (845) 802-7900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2024, Kingstone Companies, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its agreement, dated as of March 3, 2023 (the “Agreement”), with Gregory Fortunoff (“G. Fortunoff”) and Scott Fortunoff, shareholders of the Company (the “Fortunoffs”). The Agreement had provided for, among other things, the grant to G. Fortunoff of Board observer status.  Pursuant to the Amendment, the Fortunoffs indicated that, based upon the recent performance of the Company, they believe that there is no need for the continuation of G. Fortunoff’s Board observer status. Accordingly, pursuant to the Amendment, G. Fortunoff relinquished his right to serve as an observer to the Company’s Board of Directors or be nominated for a Board position.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment No. 1, dated as of December 9, 2024, to Agreement, dated as of March 3, 2023, by and among Kingstone Companies, Inc., Gregory Fortunoff and Scott Fortunoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KINGSTONE COMPANIES, INC.

Dated: December 11, 2024	By:	/s/ Meryl Golden
Meryl Golden
Chief Executive Officer